Exhibit 99.1

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Effective: January 1, 2015

CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

PURPOSE: To define the compensation plan for the Chairman, Chief Executive Officer and President.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in Schedule A. Effective date of plan is January 1, 2015 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

SEPARATION: If employment is separated prior to the annual incentive compensation payment date as noted above, no incentive compensation is due to the incumbent.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$271,115
Performance Incentive Compensation Target (at 100% of Plan):	$135,558
Total Annual Target Compensation (at 100% of Plan):	$406,673

The Performance Incentive Compensation Target is based on the Schedule A below.

				TARGET

Revenue Target	42,500,000	59,500,000	72,250,000	85,000,000	102,000,000	119,000,000	136,000,000
EBITDA Target	4,080,000	5,712,000	6,936,000	8,160,000	9,792,000	11,424,000	13,056,000

Threshold % Of Target	50%	70%	85%	100%	120%	140%	160%
Bonus % Awarded	0%	10%	50%	100%	130%	170%	200%
% of Target Achieved	50-69%	70-84%	85-99%	100-119%	120-139%	140-159%	160%+

Revenue	-	1,356	6,778	13,556	19,365	27,112	32,921
EBITDA	-	8,133	40,667	81,335	116,192	162,669	197,527
H & S	-	2,033	10,167	20,334	20,334	20,334	20,334
Permit & License Violations	-	2,033	10,167	20,334	20,334	20,334	20,334

	-	13,556	67,779	135,558	176,225	230,448	271,115

1)

Revenue is defined as the total consolidated third party top line revenue from continuing operations as publicly reported in the Company’s financial statements. The percentage achieved is determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations, which is $85,000,000. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing operations. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target, which is $8,160,000. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)

The Health and Safety Incentive Target is based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the AIG Worker’s Compensation Loss Report. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2015.

Work Comp. Claim Number	Performance Target
6	70%-85%
5	85%-100%
4	101%-119%
3	120%-139%
2	140%-159%
1	160%+

4)

Permits or License Violations incentive is earned/determined according to the scale set forth below:  An “official notice of non-compliance” is defined as an official communication from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target
6	70%-85%
5	85%-100%
4	101%-119%
3	120%-139%
2	140%-159%
1	160%+

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 70% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2015 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Chief Executive Officer and President 2015 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Louis Centofanti	4/20/2015
/S/ Dr. Louis Centofanti	Date

/s/Larry Shelton	4/21/2015
/S/ Board of Directors	Date